As filed with the Securities and
Exchange Commission on March 12, 2001            Registration No. 333-____
___________________________________________________________________________


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________


                      PRIORITY HEALTHCARE CORPORATION
          (Exact name of registrant as specified in its charter)

               INDIANA                           35-1927379
    (State or other jurisdiction              (I.R.S. Employer
  of incorporation or organization)          Identification No.)


   250 TECHNOLOGY PARK, SUITE 124                   32746
         LAKE MARY, FLORIDA                      (Zip Code)
(Address of Principal Executive Offices)

                      PRIORITY HEALTHCARE CORPORATION
                       BROAD BASED STOCK OPTION PLAN
                         (Full title of the plans)


                              ROBERT L. MYERS
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
         250 TECHNOLOGY PARK, SUITE 124, LAKE MARY, FLORIDA 32746
                  (Name and address of agent for service)

                              (407) 804-6700
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

     TITLE OF SECURITIES      AMOUNT TO    PROPOSED      PROPOSED        AMOUNT OF
      TO BE REGISTERED           BE         MAXIMUM       MAXIMUM      REGISTRATION
                             REGISTERED    OFFERING      AGGREGATE          FEE
                                 (1)         PRICE       OFFERING
                                              PER        PRICE (2)
                                             SHARE
                                              (2)
Class B Common Stock,         700,000     $40.78125(3)  $28,546,875(3)  $7,136.72(3)
$0.01 par value

(1)Pursuant to Rule 416(c) under the Securities Act of 1933 (the
   "Securities Act"), this Registration Statement also registers additional shares of Class B Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)It is impracticable to state the maximum offering price. The exercise price of shares offered pursuant to non-qualified stock options granted under the Broad Based Stock Option Plan (the "Plan") will be determined by the Committee which administers the Plan on or before the date the options are granted.

(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class B Common Stock as reported by the NASDAQ National Market System on March 9, 2001, which was $40.78125 per share.

     The Registrant's Registration Statement on Form S-8 (Registration No. 333-65927) is incorporated herein by reference.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on February 21, 2001.

                                PRIORITY HEALTHCARE CORPORATION


                                By:      /S/ ROBERT L. MYERS
                                      Robert L. Myers
                                      President and
                                      Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley and Robert L. Myers, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of William E. Bindley and Robert L. Myers, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                        TITLE                            DATE
/S/ WILLIAM E. BINDLEY           Chairman of the Board            February 21, 2001
    William E. Bindley

/S/ ROBERT L. MYERS              President, Chief Executive       February 21, 2001
    Robert L. Myers              Officer and Director
                                 (Principal Executive Officer)

/S/ DONALD J. PERFETTO           Executive Vice President, Chief  February 21, 2001
    Donald J. Perfetto           Financial Officer, Treasurer
                                 and Director (Principal
                                 Financial and Accounting
                                 Officer)

/S/ MICHAEL D. MCCORMICK         Director                          February 21, 2001
    Michael D. McCormick

/S/ THOMAS J. SALENTINE          Director                          February 21, 2001
    Thomas J. Salentine

/S/ RICHARD W. ROBERSON          Director                          February 21, 2001
    Richard W. Roberson

/S/ REBECCA M. SHANAHAN          Director                          February 21, 2001
    Rebecca M. Shanahan

/S/ STEVEN D. COSLER             Director                          February 21, 2001
    Steven D. Cosler

                             INDEX TO EXHIBITS

Exhibit
   NO.                    DESCRIPTION OF EXHIBIT

4.1   (i)     Restated Articles of Incorporation of the Registrant.
              (The copy of this exhibit filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8
              (Registration No. 333-82481) is incorporated herein by reference.)

     (ii) Articles of Amendment to the Restated Articles of Incorporation of the Registrant. (The copy of this exhibit filed as Exhibit 3-A(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 1, 2000 is incorporated herein by reference.)

4.2 By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Current Report on Form 8-K, as filed with the Commission on April 26, 2000, is incorporated herein by reference.)

4.3   (i)     Priority Healthcare Corporation Broad Based Stock
              Option Plan. (The copy of this exhibit filed as Exhibit 4.4 to the Company's Registration Statement on
              Form S-8 (Registration No. 333-65927) is incorporated herein by reference.)

     (ii) First Amendment to the Priority Healthcare Corporation Broad Based Stock Option Plan. (The copy of this exhibit filed as Exhibit 10-P(ii) to the Company's Annual Report on Form 10-K for the year ended
              December 31, 1998 is incorporated herein by reference.)

     (iii) Second Amendment to the Priority Healthcare Corporation Broad Based Stock Option Plan.

5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.

23.1          Consent of PricewaterhouseCoopers LLP.

23.2          Consent of Baker & Daniels (included in the Baker &
              Daniels Opinion filed as Exhibit 5).

24 Powers of Attorney (included on the Signature Page of the Registration Statement).